Filed Pursuant to Rule 424(b)(3)

Registration No. 333-236335

PROSPECTUS

9,810,310 Shares of Common Stock

___________________________________________________________________________________________________________

This prospectus relates to the sale or other disposition from time to time of up to 9,810,310 shares of our common stock, $0.001 par value per share, including up to 190,000 shares of common stock issuable upon the exercise of outstanding warrants, which are held by the selling stockholders named in this prospectus.

The selling stockholders may sell the shares of our common stock from time to time as they may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” at prevailing market prices on the NYSE American, at prices different than prevailing market prices, or at privately negotiated prices. The selling stockholders may sell the shares of our common stock directly, or may sell them through brokers or dealers. The selling stockholders are not required to sell any shares of our common stock and there is no assurance that any of the selling stockholders will sell any or all of the shares of our common stock covered by this prospectus.

We will not receive any of the proceeds from the sale of these shares of our common stock by the selling stockholders. Upon exercise of the warrants however, we will receive proceeds from the exercise of such warrants. We have agreed to pay all expenses relating to registering these shares of our common stock. The selling stockholders will pay any brokerage commissions and/or similar charges incurred in connection with the sale of these shares of our common stock.

Our common stock is currently quoted on the NYSE American market under the symbol “VNRX.” On February 14, 2020, the last reported sale price of our common stock on the NYSE American market was $4.88 per share.

Investing in our common stock involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our common stock in “Risk Factors” beginning on page 4 and the documents incorporated by reference into this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 14, 2020

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC. It is important for you to read and consider all of the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement before making any decision whether to invest in our common stock. This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this document. You should also read and consider the additional information contained in the documents that we have incorporated into this prospectus by reference, as described in “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this prospectus.

We may add, update or change any of the information contained in this prospectus or in any accompanying prospectus supplement we may authorize to be delivered to you. To the extent there is a conflict between the information contained in this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in this prospectus or any prospectus supplement – the statement in the document having the later date shall modify or supersede such earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. This prospectus, together with any accompanying prospectus supplement, includes all material information relating to an offering pursuant to this registration statement.

You should rely only on the information contained in this prospectus, in any accompanying prospectus supplement, or in any document incorporated by reference herein or therein. We have not authorized anyone to provide you with any different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus, in any applicable prospectus supplement, and in the documents incorporated by reference herein or therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since those respective dates. You should not assume that the information contained in this prospectus and any prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or the shares are sold on a later date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do they constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered pursuant to this prospectus. The registration statement, including the exhibits, can be read on the SEC’s website mentioned under the heading “Where You Can Find More Information.”

Unless we state otherwise or the context indicates otherwise, references to the “Company”, “VolitionRx”, “we”, “us”, and “our” in this prospectus refer to VolitionRx Limited and its subsidiaries. Our fiscal year ends on December 31 of each calendar year. NucleosomicsTM and Nu.QTM and their respective logos are trademarks and/or service marks of VolitionRx Limited and its subsidiaries. All other trademarks, service marks and trade names referred to in this prospectus are the property of their respective owners. Additionally, unless otherwise specified, all references to “$” refer to the legal currency of the United States of America.

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus or incorporated by reference in this prospectus. Because it is only a summary, it does not contain all of the information you should consider before investing in our securities, and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in this prospectus or incorporated in this prospectus by reference. Before you decide whether to purchase our securities, you should carefully read this entire prospectus and the applicable prospectus supplement carefully, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part, before making your investment decision.

Overview

We are a multi-national epigenetics company that applies our NucleosomicsTM platform through our subsidiaries to develop and bring to market simple, easy to use, cost-effective blood tests designed to help diagnose a range of cancers and other diseases. We hope that through earlier diagnosis we can help save and improve the quality of many people’s lives throughout the world.

Our tests are based mainly on the science of Nucleosomics, which is the practice of identifying and measuring nucleosomes in the bloodstream or other bodily fluid - since changes in these parameters are an indication that disease is present. We are developing a novel suite of blood assays for epigenetically-altered circulating nucleosomes as biomarkers in cancer and other diseases. Nu.QTM products are simple, low-cost, enzyme-linked immunosorbent assay, or ELISA, platform tests and can incorporate other biomarkers such as anti-inflammatory markers and/or off patent, low cost ELISA tests in our panels (e.g. CEA, PSA, and CA125) for higher accuracy. We have successfully used our technology platform to develop Research Use Only kits and offer laboratory analytical services to other scientific institutions. We are at the early stages of revenue for these services.

Our diagnostic target in the blood includes the same tumor chromosome fragment as targeted by circulating tumor DNA, or ctDNA, tests, but our approach is to test for chromosome protein and nucleic acid changes in intact chromosome fragments by ELISA, rather than chemically extracting, amplifying, and sequencing the ctDNA, and discarding the rest of the nucleosome. ELISA is possible because the targets of our tests occur globally across all nucleosomes within a tumor cell, whereas individual ctDNA changes must be identified within the three billion base-pair genomes. This means that the targets of our tests are exponentially more prevalent in circulating blood, and detectable using simple laboratory methods.

We are developing blood-based tests for the most prevalent cancers focusing on colorectal cancer, lung cancer, prostate cancer and pancreatic cancer, using our Nucleosomics biomarker discovery platform. Our development pipeline includes assays to be used for symptomatic patients, asymptomatic (screening) patients and high-risk populations. The platform employs a range of simple Nu.Q immunoassays on industry standard ELISA formats, which allows more rapid quantification of epigenetic changes in biofluids (whole blood, plasma, serum, sputum, urine, etc.) than afforded by other approaches such as bisulfite conversion and polymerase chain reaction. We are researching the use of our assays across multiple platforms worldwide.

In addition to human diagnostics we are also researching the use of the Nu.Q technology in veterinary applications. An initial proof of concept study demonstrated that nucleosomes can be detected in dogs and, therefore, the potential to differentiate cancer from other diseases. We will now test Nu.Q Vet in larger trials in veterinary medicine. Our extensive intellectual property portfolio includes coverage of veterinary medicine applications.

We have incurred losses since inception, have negative cash flows from operations, and currently have no revenues, and we do not anticipate earning significant revenues until such time as we are able to fully market our intended products. For these reasons, our auditors stated in their report on our most recent audited financial statements that our net losses since inception and accumulation of a significant deficit raise substantial doubt that we will be able to continue as a going concern without further financing. See Item 8. Financial Statements and Supplementary Data of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for a discussion of our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to successfully accomplish our plan of operations described in such Annual Report, obtain financing and eventually attain profitable operations.

Corporate Information

We are a Delaware corporation. Our executive offices are located at 13215 Bee Cave Parkway, Suite 125, Galleria Oaks B, Austin, Texas 78738, and our telephone number is +1 (646) 650-1351. We maintain a website at www.volition.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to such reports are available to you free of charge through the Investors section of www.volition.com as soon as practicable after such materials have been electronically filed with, or furnished to, the SEC. The information contained on or accessed through our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website to be a part of this prospectus or in deciding whether to make an investment decision. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

Issuance of Warrants

On March 20, 2013, we issued a warrant to purchase up to 200,000 shares of our common stock, for an exercise price of $2.47 per share, to our then-consultant and current Chief Medical Officer, Jason Terrell, or the Original Terrell Warrant, and as amended on each of February 14, 2017 and July 1, 2019, the Terrell Warrant. The Terrell Warrant was exercised as to 50,000 shares on or about July 10, 2014. The remaining 150,000 shares underlying the Terrell Warrant vest upon the achievement of certain vesting milestones.

On November 14, 2016, we issued a fully-vested warrant to purchase up to 40,000 shares of our common stock, for an exercise price of $4.53 per share, to our service provider, National Securities Corporation, or the National Warrant. The National Warrant was subsequently partially assigned as to 36,000 shares to three individuals.

The Offering

Common stock to be offered by the selling stockholders….

9,810,310 shares, including (i) 9,620,310 outstanding shares of common stock held by the selling stockholders and (ii) 190,000 shares of common stock issuable upon the exercise of outstanding warrants held by selling stockholders.

Securities being offered by the Company……………….…	None.
Use of proceeds………………………………………….…

We will not receive any proceeds from the sale or other disposition of the shares of common stock offered by this prospectus. All of the proceeds from the sale or other disposition of the shares of common stock offered by this prospectus will be received by the selling stockholders selling such shares. Upon exercise of the warrants, we will receive proceeds from the exercise of such warrants.

NYSE American Market Symbol………………………….	VNRX
Risk Factors……………………………………..…………

See “Risk Factors” beginning on page 4 of this prospectus and the other information included in or incorporated by reference into this prospectus for a discussion of the factors you should consider before making an investment decision.

Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders for offer and resale, we are referring to the shares of common stock previously issued to the selling stockholders or to be issued upon exercise of the warrants. When we refer to the selling stockholders in this prospectus, we are referring to the selling stockholders identified in this prospectus and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described below, along with the risks under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition, results of operations and prospects could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. For more information, see the information included under the heading “Where You Can Find More Information.” Please also read carefully the following section entitled “Cautionary Note Regarding Forward-Looking Information.”

Risks Related to this Offering

Sales of substantial amounts of our common stock by the selling stockholders, or the perception that these sales could occur, could adversely affect the price of our common stock.

The sale by the selling stockholders, some of whom are our affiliates, of a significant number of shares of common stock could have a material adverse effect on the market price of our common stock. In addition, the perception in the public markets that the selling stockholders may sell all or a portion of their shares as a result of the registration of such shares for resale pursuant to this prospectus could also in and of itself have a material adverse effect on the market price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein and therein, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical fact contained in this prospectus, any accompanying prospectus supplement, or the documents incorporated by reference herein or therein, including statements regarding estimates, future events, our future financial performance, business strategy and plans and objectives of management for future operations, including with respect to us specifically and the cancer diagnostics industry in general, are forward-looking statements. We have attempted to identify estimates and forward-looking statements by terminology including “aims,” “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “goal,” “intends,” “may,” “plans,” “potential,” “predicts,” “seeks,” “should,” “suggests,” “targets” or “will” or the negative of these terms or other comparable terminology. Although we do not make estimates or forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Our estimates and forward-looking statements are based on our current assumptions and expectations about future events and trends, which affect or may affect our business, strategy, operations or financial performance. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause our or our industry’s actual results, levels of activity, performance or achievements to vary materially from those expressed or implied by these estimates and forward-looking statements.

Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed under the section entitled “Risk Factors” in this prospectus, any accompanying prospectus supplement, and in any documents incorporated by reference herein and therein. Readers should carefully review this information as well as other risks and uncertainties described in other filings with the SEC that we may make after the filing date of this prospectus. See the information included under the heading “Where You Can Find More Information.”

Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any estimates or forward-looking statements. All estimates and forward-looking statements speak only as of the date they were made, and, except to the extent required by applicable law or regulation, we undertake no obligation to update or to review any estimate and/or forward-looking statement. In light of these risks and uncertainties, we cannot assure you that the estimates or forward-looking statements contained in this prospectus, any accompanying prospectus supplement, or the documents incorporated by reference herein or therein, will in fact occur. You should not place undue reliance on these estimates and forward-looking statements.

We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

The primary purpose of filing this registration statement is to significantly reduce the legal and administrative burdens, for both VolitionRx and many of its long-standing stockholders, with respect to conducting routine transactions in its common stock by registering such shares, and shares of common stock issuable upon the exercise of warrants, for resale and enhancing overall liquidity. The selling stockholders will receive all of the proceeds from the sale or other disposition of the shares of our common stock covered by this prospectus. We are not selling any securities under this prospectus and will not receive any proceeds from the sale or other disposition of the shares of our common stock covered by this prospectus. However, upon any exercise of the warrants, the selling stockholders would pay us the applicable exercise price per share. We expect to use any such warrant exercise proceeds primarily for working capital and general corporate purposes.

SELLING STOCKHOLDERS

We have prepared this prospectus to allow the selling stockholders or their transferees, pledgees, assignees, distributees, donees or other successors in interest to sell or otherwise dispose of, from time to time, up to an aggregate of 9,810,310 shares of our common stock, including up to 190,000 shares of our common stock issuable upon the exercise of outstanding warrants. The table below presents information regarding the selling stockholders, the shares of common stock that each selling stockholder may sell or otherwise dispose of from time to time under this prospectus and the number of shares and percentage of our outstanding shares of common stock each selling stockholder will own assuming all of the shares covered by this prospectus, including shares issuable upon exercise of the warrants in full, are sold by such selling stockholder.

We do not know when or in what amounts the selling stockholders may sell or otherwise dispose of the shares of common stock covered hereby. The selling stockholders might not sell or dispose of any or all of the shares covered by this prospectus or may sell or dispose of some or all of the shares other than pursuant to this prospectus. Because the selling stockholders may not sell or otherwise dispose of some or all of the shares covered by this prospectus, we cannot estimate the number of shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that all of the shares of common stock covered by this prospectus, including shares issuable upon exercise of the warrants, will be sold by the selling stockholders.

The information in the table is based on 41,204,685 shares outstanding as of January 31, 2020 and was prepared based on information supplied to us by the selling stockholders and upon information in our possession. Information concerning the selling stockholders may change from time to time and changed information will be presented in a supplement to this prospectus if and when required.

Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 except that shares of common stock that may be acquired by the selling stockholder pursuant to previously granted options under the 2011 Equity Incentive Plan and the 2015 Stock Incentive Plan, whether vested or unvested, as well as outstanding warrants, are deemed to be outstanding and to be beneficially owned by the selling stockholder holding such securities (regardless of vesting date) for determining shares beneficially owned and for determining ownership percentage of such holder, but excluded for determining the ownership percentage of other holders. The actual number of shares beneficially owned prior to and after the offering is subject to adjustment and could be materially less or more than the estimated amount indicated depending upon factors, which we cannot predict at this time.

The selling stockholders are not required to sell any shares of our common stock and there is no assurance that any of the selling stockholders will sell any or all of the shares of our common stock covered by this prospectus. We are currently not aware of any agreements, arrangements or understandings with respect to the sale or other disposition of any of the shares covered hereby.

	Shares Beneficially Owned Prior to this Offering		Number of Shares Being Offered	Shares Beneficially Owned Upon Completion of the Offering (1)
Name of Selling Stockholder	Number	Percent		Number	Percent
Alan Colman (2)	261,250	*	153,937	107,313	*
Andreas Ladurner (3)	15,867	*	14,009	1,858	*
Anne Marie Lernihan	750	*	750	0	*
Annette Helen Williams (4)	30,226	*	25,226	5,000	*
Antony R. Kench	7,500	*	7,500	0	*
Arja Kuittinen	14,948	*	14,948	0	*
Arthur David Haynes (5)	13,363	*	1,500	11,863	*
Bernard R. and Judith K. Raiter	5,347	*	5,347	0	*
BOCO Investments, LLC (6)	144,497	*	85,500	58,997	*
Borlaug Limited (7)	348,113	*	14,290	333,823	*
Brian Nicholas (8)	139,189	*	50,000	89,189	*
Cameron John Reynolds (9)	2,669,067	6.5%	1,103,516	1,565,551	3.8%
Charlotte Reynolds (10)	1,661,349	4.0%	28,287	1,633,062	4.0%
Christopher S. Davis (11)	217,605	*	104,230	113,375	*
Claude E. Berreckman Jr.	5,667	*	5,667	0	*
Cleopatra Trading Limited (12)	23,573	*	8,573	15,000	*
Concord International, Inc. (13)	1,007,718	2.5%	1,004,088	3,630	*
Connal Frank Reid (14)	15,000	*	10,000	5,000	*
Cotterford Company Limited (15)	11,706,913	28.4%	919,628	10,787,285	26.2%

	Shares Beneficially Owned Prior to this Offering		Number of Shares Being Offered	Shares Beneficially Owned Upon Completion of the Offering (1)
Name of Selling Stockholder	Number	Percent		Number	Percent
David Archibald Innes (16)	34,288	*	17,144	17,144	*
David Connor and Julie Connor (17)	75,400	*	37,500	37,900	*
David E. Glover and Ann M. McFadden-Glover (18)	51,000	*	47,000	4,000	*
David Wright	7,500	*	7,500	0	*
Davina Evelyn Markiewicz (19)	14,573	*	8,573	6,000	*
Deb Investments Ltd. (20)	41,592	*	21,592	20,000	*
Dr. Ewan Deas (21)	6,865	*	3,750	3,115	*
Eileen Rutherford	10,000	*	10,000	0	*
Elli Lerner (22)	113,092	*	6,500	106,592	*
Elliot Connor	3,750	*	3,750	0	*
Farshid Kolahi Zonoozi (23)	133,074	*	12,858	120,216	*
F. S. Mooney	66,666	*	66,666	0	*
Geoffrey Eagland	20,000	*	20,000	0	*
George Kafkarkou	222	*	222	0	*
Gerlach & Co. FBO Schroder & Co. Bank AG (24)	49,179	*	17,429	31,750	*
Giovanna Todini	23,000	*	23,000	0	*
Goh Wee Gee (25)	23,226	*	10,226	13,000	*
Gordon Meier	2,000	*	2,000	0	*
Growth Ventures Inc. Pension Plan & Trust (26)	106,600	*	36,800	69,800	*
Guy Archibald Innes (27)	1,900,701	4.6%	1,291,533	609,168	1.5%
Habib Skaff (28)	37,025	*	11,437	25,588	*
Han Kyaik Juan (29)	32,609	*	12,609	20,000	*
Harry C. Mills Scio (30)	33,000	*	23,000	10,000	*
Helen Faulkes (31)	170,000	*	117,500	52,500	*
Hever Investments Limited (32)	338,419	*	338,419	0	*
Howard Wills	3,000	*	3,000	0	*
Ian Gordon Campbell (33)	3,000	*	1,000	2,000	*
Ian J. Cassel (34)	242,000	*	100,000	142,000	*
Jacob Vincent Micallef (35)	651,279	1.6%	76,166	575,113	1.4%
James P. Jacobs (36)	3,967	*	1,667	2,300	*
James Richard McCubbin	4,287	*	4,287	0	*
James Young	8,573	*	8,573	0	*
Jason Bradley Terrell (37)	400,000	*	200,000	200,000	*
Jeffrey P. Amen	34,500	*	34,500	0	*
Jerome & Margaret Mullen	5,715	*	5,715	0	*
John Innes (38)	54,895	*	5,715	49,180	*
John Ridgley Hamer	50,000	*	50,000	0	*
John W.S. Hine (39)	87,858	*	67,858	20,000	*
John Williams	10,000	*	10,000	0	*
Joran Investments Holding S.A. (40)	330,000	*	250,000	80,000	*
Julia Tee	10,000	*	10,000	0	*
Justin Mullen	15,715	*	15,715	0	*
Kevin McFadden	200,000	*	200,000	0	*
Kristi M. Newman	226	*	226	0	*
Kylie Anne Butler	10,000	*	10,000	0	*
Lord James Russell	91,000	*	91,000	0	*
Lord Robin Russell	120,000	*	120,000	0	*
Lucy Connor	3,750	*	3,750	0	*
M.R. Sminia Beheer B.V. (41)	15,800	*	14,000	1,800	*
Madelaine Spiegel (42)	90,000	*	15,000	75,000	*
Mark Edward Eccleston (43)	634,227	1.5%	61,451	572,776	1.4%
Martin Charles Faulkes (44)	2,282,284	5.5%	1,344,101	938,183	2.3%
Maryam Ettehadieh	23,000	*	23,000	0	*
MJF Pension Trustee Limited & Dr. Farshid Kolahi Zonoozi (45)	73,158	*	12,858	60,300	*

	Shares Beneficially Owned Prior to this Offering		Number of Shares Being Offered	Shares Beneficially Owned Upon Completion of the Offering (1)
Name of Selling Stockholder	Number	Percent		Number	Percent
National Securities Corporation (46)	4,000	*	4,000	0	*
Nayef Marar (47)	225,000	*	140,000	85,000	*
Next Generation TS FBO Alena YLM Powell IRA 1098 (48)	5,500	*	5,500	0	*
Next Generation TS FBO Wanling Ho IRA 1143	11,900	*	11,900	0	*
Nicholas Haunton	7,500	*	7,500	0	*
Nicolette Nicholas (49)	139,189	*	89,189	50,000	*
Niles & Ginger Hushka	16,667	*	16,667	0	*
Oksana Mullen	500	*	500	0	*
Olha Muzyka	2,000	*	2,000	0	*
Oncolytika Ltd. (50)	232,776	*	19,159	213,617	*
Patrick Christopher Lynch	72,500	*	72,500	0	*
PB Commodities Pte. Ltd. (51)	5,715	*	5,715	0	*
Phillippa Innes (52)	34,288	*	17,144	17,144	*
Ralph Douglas Terrell (53)	111,365	*	1,365	110,000	*
Ralph Douglas Terrell and Eileen Terrell (54)	111,365	*	50,000	61,365	*
Rene Jean Lareau	7,500	*	7,500	0	*
Richard McDougall Garrett and Fiona Mary Garrett	15,000	*	15,000	0	*
Robert Bookbinder (55)	1,500	*	1,500	0	*
Robert James Cooles (56)	80,468	*	57,078	23,390	*
Robin C. Dollar	20,000	*	20,000	0	*
Rochelle Isabelle Lerner (57)	90,000	*	15,000	75,000	*
Roger George Brown (58)	23,772	*	16,000	7,772	*
Roisin Young	8,573	*	8,573	0	*
Roytor & Co. FBO Account #080001540003 (59)	36,715	*	31,715	5,000	*
Samantha Jane Hovey	45,000	*	45,000	0	*
Scott Powell (60)	291,532	*	5,000	286,532	*
Scott Powell ROTH IRA (61)	4,800	*	4,800	0	*
Scott Shames (62)	33,000	*	33,000	0	*
Selcuk Ozceada	20,000	*	20,000	0	*
Sherlen McCarthy	2,000	*	2,000	0	*
Siri Jarvis	4,000	*	4,000	0	*
Steven Miller	4,286	*	4,286	0	*
Tanya Lefebvre (63)	8,400	*	6,000	2,400	*
Tariq Masood	97,000	*	97,000	0	*
The Dill Faulkes Educational Trust Limited (64)	356,000	*	356,000	0	*
The Trustee for Varendorff Reynolds Superannuation (65)	66,000	*	66,000	0	*
Thomas Dominic Bygott (66)	250,582	*	5,000	245,582	*
Todd Rosenzweig (67)	1,500	*	1,500	0	*
US Firangi Trust (68)	46,294	*	38,794	7,500	*
William Graham Fardon & Norma Fardon	37,500	*	37,500	0	*
William Jeffery Terrell	25,000	*	25,000	0	*
Xiaomei Liang (69)	7,839	*	339	7,500	*

*Less than one percent (1%).

(1)Assumes all the shares offered hereby are sold by the selling stockholders and such sales are to persons who are not affiliates of the selling stockholders and the selling stockholders sell no other shares they beneficially own.

(2)Dr. Colman’s beneficial ownership consists of direct ownership of (i) 156,250 shares of common stock and (ii) options to purchase 105,000 shares of common stock. 153,937 shares of common stock are being offered pursuant to this prospectus.

(3)Dr. Ladurner’s beneficial ownership consists of direct ownership of 15,867 shares of common stock. 14,009 shares of common stock are being offered pursuant to this prospectus.

(4)Ms. Williams’ beneficial ownership consists of direct ownership of 30,226 shares of common stock. 25,226 shares of common stock are being offered pursuant to this prospectus.

(5)Mr. Haynes’ beneficial ownership consists of direct ownership of 13,363 shares of common stock. 1,500 shares of common stock are being offered pursuant to this prospectus.

(6)BOCO Investments, LLC’s, or BOCO Investments’, beneficial ownership consists of direct ownership of 144,497 shares of common stock. 85,500 shares of common stock are being offered pursuant to this prospectus. Joseph C. Zimlich serves as the President of Bohemian Asset Management, Inc., the Managing Member of BOCO Investments, which holds voting and dispositive control over the shares.

(7)Borlaug Limited’s, or Borlaug’s, beneficial ownership includes direct ownership of (i) 38,113 shares of common stock and (ii) options to purchase 310,000 shares of common stock. Dr. Jacob Vincent Micallef has voting and dispositive control over the shares of common stock beneficially owned by Borlaug. 14,290 shares of common stock are being offered pursuant to this prospectus and, to avoid the appearance of double counting, excludes the 86,166 shares owned by Dr. Micallef, and 195,000 shares of common stock issuable upon the exercise of options held by Dr. Micallef, in each case already reflected in the table above and footnote 35 (see also Note 35).

(8)Mr. Nicholas’ beneficial ownership includes (i) direct ownership of 50,000 shares of common stock and (ii) indirect ownership of 89,189 shares of common stock held directly by Mr. Nicholas’ spouse and already reflected in the table above and footnote 49. 50,000 shares of common stock are being offered pursuant to this prospectus and, to avoid the appearance of double counting, excludes the 89,189 shares of common stock held directly by Mr. Nicholas’ spouse (see also Note 49).

(9)Mr. Reynolds’ beneficial ownership includes (i) direct ownership of (a) 1,122,273 shares of common stock and (b) options to purchase 505,000 shares of common stock, and (ii) indirect ownership of (a) 34,076 shares of common stock in held directly by Mr. Reynolds’ spouse and (b) 1,007,718 shares of common stock held by Concord International, Inc., or Concord, of which Mr. Reynolds is the majority stockholder and shares voting and dispositive control over such shares. 1,103,516 shares of common stock are being offered pursuant to this prospectus and, to avoid the appearance of double counting, excludes indirect ownership of (a) 1,007,718 shares of common stock held by Concord and (b) 34,076 shares of common stock held directly by Mr. Reynolds’ spouse, in each case already reflected in the table above and footnotes 13 and 10, respectively (see also Notes 10 and 13).

(10)The beneficial ownership of Mrs. Reynolds, also known as Charlotte Victoria Bethell McCubbin, includes (i) direct ownership of 34,076 shares of common stock, and (ii) indirect ownership of (a) 1,122,273 shares of common stock and (b) options to purchase 505,000 shares of common stock, in each case held directly by Mrs. Reynolds’ spouse. 28,287 shares of common stock are being offered pursuant to this prospectus and, to avoid the appearance of double counting, excludes the 1,122,273 shares of common stock and 505,000 shares of common stock issuable upon the exercise of options held directly by Mrs. Reynolds’ spouse and already reflected in the table above and footnote 9 (see also Note 9).

(11)Mr. Davis’ beneficial ownership consists of direct ownership of 217,605 shares of common stock. 104,230 shares of common stock are being offered pursuant to this prospectus.

(12)Cleopatra Trading Limited’s, or Cleopatra’s, beneficial ownership includes direct ownership of 23,573 shares of common stock. 8,573 shares of common stock are being offered pursuant to this prospectus. Dr. Farshid Kolahi Zonoozi serves as the director of Cleopatra and Dr. Zonoozi has voting and dispositive control over such shares of common stock. To avoid the appearance of double counting, excludes indirect ownership of 36,343 shares of common stock held by Dr. Zonoozi and already reflected in the table above and footnote 23 and an additional 73,158 shares of common stock held by MJF Pension Trustees Limited & Dr. Farshid Kolahi Zonoozi, or MJF Pension Trustees, and reflected in the table above and footnote 45 (see also Notes 23 and 45).

(13)Concord International, Inc.’s, or Concord’s, beneficial ownership consists of direct ownership of 1,007,718 shares of common stock. 1,004,088 shares of common stock are being offered pursuant to this prospectus. Rodney Rootsaert is a controlling director and shareholder of Concord and has voting and dispositive control over the 1,007,718 shares of common stock. Cameron Reynolds is a majority shareholder of Concord and shares voting and dispositive control over such shares.

(14)Mr. Reid’s beneficial ownership consists of direct ownership of 15,000 shares of common stock. 10,000 shares of common stock are being offered pursuant to this prospectus.

(15)Cotterford Company Limited’s, or Cotterford’s, beneficial ownership includes direct ownership of 11,706,913 shares of common stock. 919,628 shares of common stock are being offered pursuant to this prospectus. Eight Corporation Limited, or Eight, is the sole corporate director of Cotterford and may be deemed the beneficial owner of such shares held by Cotterford. Amy Slee, James Bartholomew McCarney and David John Morgan are the three directors of Eight, but they disclaim beneficial ownership of such shares, except to the extent of their pecuniary interest therein.

(16)Mr. Innes’ beneficial ownership includes (i) direct ownership of 17,144 shares of common stock, and (ii) indirect ownership over 17,144 shares of common stock held directly by Mr. Innes’s spouse. 17,144 shares of common stock are being offered pursuant to this prospectus and, to avoid the appearance of double counting, excludes 17,144 shares of common stock held directly by Mr. Innes’ spouse and already reflected in the table above and footnote 52 (see also Note 52).

(17)Mr. and Mrs. Connor’s beneficial ownership consists of direct ownership of 75,400 shares of common stock. 37,500 shares of common stock are being offered pursuant to this prospectus.

(18)Mr. and Mrs. Glover’s beneficial ownership consists of direct ownership of 51,000 shares of common stock. 47,000 shares of common stock are being offered pursuant to this prospectus.

(19)Ms. Markiewicz’s beneficial ownership consists of direct ownership of 14,573 shares of common stock. 8,573 shares of common stock are being offered pursuant to this prospectus.

(20)Deb Investments Ltd.’s, or Deb Investment’s, beneficial ownership includes direct ownership of 41,592 shares of common stock. 21,592 shares of common stock are being offered pursuant to this prospectus. Elli Lerner serves as a director of Deb Investments and has voting and dispositive control over the 41,592 shares of common stock. To avoid the appearance of double counting, excludes 71,500 shares held directly by Mr. Lerner and already reflected in the table above and footnote 22 (see also Note 22).

(21)Dr. Deas’s beneficial ownership consists of direct ownership of 6,865 shares of common stock. 3,750 shares of common stock are being offered pursuant to this prospectus.

(22)Mr. Lerner’s beneficial ownership includes (i) direct ownership of 71,500 shares of common stock and (ii) indirect ownership of 41,592 shares of common stock held by Deb Investments. 6,500 shares of common stock are being offered pursuant to this prospectus and, to avoid the appearance of double counting, excludes 41,592 shares of common stock held by Deb Investments and already reflected in the table above and footnote 20 (see also Note 20).

(23)Dr. Zonoozi’s beneficial ownership includes (i) direct ownership of 36,343 shares of common stock, and (ii) indirect ownership of (a) 23,573 shares of common stock held by Cleopatra, already reflected in the table above and footnote 12 and (b) 73,158 shares of common stock registered to MJF Pension Trustees, already reflected in the table above and footnote 45. 12,858 shares of common stock are being offered pursuant to this prospectus and, to avoid the appearance of double counting, excludes 23,573 shares of common stock held by Cleopatra and the 73,158 shares of common stock held by MJF Pension Trustees (see also Notes 12 and 45).

(24)Gerlach & Co. FBO Schroder & Co. Bank AG’s, or Gerlach’s, beneficial ownership consists of direct ownership of 49,179 shares of common stock. 17,429 shares of common stock are being offered pursuant to this prospectus. John Innes holds voting and dispositive control over the 49,179 shares. To avoid the appearance of double counting, excludes 5,715 shares held directly by Mr. Innes and already reflected in the table above and footnote 38 (see also Note 38).

(25)Mr. Goh’s beneficial ownership consists of direct ownership of 23,226 shares of common stock. 10,226 shares of common stock are being offered pursuant to this prospectus.

(26)Growth Ventures Inc. Pension Plan & Trust’s, or Growth Ventures’, beneficial ownership consists of direct ownership of 106,600 shares of common stock. 36,800 shares of common stock are being offered pursuant to this prospectus. Mr. Gary J. McAdam is Trustee of Growth Ventures and holds voting and dispositive control over such shares.

(27)Mr. Innes’ beneficial ownership includes (i) direct ownership of (a) 1,354,975 shares of common stock and (b) options to purchase 140,000 shares of common stock and (ii) indirect ownership of (a) 49,726 shares of common stock, held in a bare trust, which is not a separate legal entity, of which Mr. Innes is the trustee, for the benefit of certain minors, and (b) 356,000 shares of common stock held by The Dill Faulkes Educational Trust Limited, or DFET, for which Mr. Innes serves as a director and a trustee and shares voting and dispositive control over such shares. 1,291,533 shares of common stock are being offered pursuant to this prospectus and, to avoid the appearance of double counting, excludes the 356,000 shares of common stock held directly by DFET, as already reflected in the table above and footnote 64 (see also Note 64).

(28)Dr. Skaff’s beneficial ownership consists of direct ownership of 37,025 shares of common stock. 11,437 shares of common stock are being offered pursuant to this prospectus.

(29)Mr. Han’s beneficial ownership consists of direct ownership of 32,609 shares of common stock. 12,609 shares of common stock are being offered pursuant to this prospectus.

(30)Mr. Mills Scio’s beneficial ownership consists of direct ownership of 33,000 shares of common stock. 23,000 shares of common stock are being offered pursuant to this prospectus.

(31)Mrs. Faulkes’ beneficial ownership includes (i) direct ownership of 152,600 shares of common stock, and (ii) indirect ownership of 17,400 shares of common stock held directly by Mrs. Faulkes’ spouse. 117,500 shares of common stock are being offered pursuant to this prospectus.

(32)Hever Investments Limited’s, or Hever’s, beneficial ownership consists of direct ownership of 338,419 shares of common stock. 338,419 shares of common stock are being offered pursuant to this prospectus. Eight is the sole corporate director of Hever and may be deemed the beneficial owner of such shares held by Hever. Amy Slee, James Bartholomew McCarney and David John Morgan are the three directors of Eight, but they disclaim beneficial ownership of such shares, except to the extent of their pecuniary interest therein.

(33)Mr. Campbell’s beneficial ownership consists of direct ownership of 3,000 shares of common stock. 1,000 shares of common stock are being offered pursuant to this prospectus.

(34)Mr. Cassel’s beneficial ownership consists of direct ownership of 242,000 shares of common stock. 100,000 shares of common stock are being offered pursuant to this prospectus.

(35)Dr. Micallef’s beneficial ownership includes (i) direct ownership of (a) 86,166 shares of common stock and (b) options to purchase 195,000 shares of common stock and (ii) indirect ownership of (a) 22,000 shares of common stock held directly by Dr. Micallef’s spouse, (b) 38,113 shares owned by Borlaug, and (c) 310,000 shares of common stock issuable upon the exercise of options held by Borlaug. 76,166 shares of common stock are being offered pursuant to this prospectus and, to avoid the appearance of double counting, excludes the 38,113 shares owned Borlaug and 310,000 shares of common stock issuable upon the exercise of options held by Borlaug, in each case already reflected in the table above and footnote 7, over which Dr. Micallef has voting and dispositive control and, therefore, beneficial ownership (see also Note 7).

(36)Mr. Jacob’s beneficial ownership consists of direct ownership of 3,967 shares of common stock. 1,667 shares of common stock are being offered pursuant to this prospectus.

(37)Dr. Terrell’s beneficial ownership consists of direct ownership of (i) 50,000 shares of common stock, (ii) warrants to purchase 150,000 shares of common stock and (iii) options to purchase 200,000 shares of common stock. 50,000 shares of common stock and 150,000 shares of common stock issuable upon the exercise of warrants are being offered pursuant to this prospectus.

(38)Mr. Innes’ beneficial ownership includes (i) direct ownership of 5,715 shares of common stock and (ii) indirect ownership of 49,179 shares of common stock held by Gerlach. 5,715 shares of common stock are being offered pursuant to this prospectus and, to avoid the appearance of double counting, excludes the 49,179 shares held directly by Gerlach and already reflected in the table above and footnote 24 (see also Note 24).

(39)Mr. Hine’s beneficial ownership consists of direct ownership of 87,858 shares of common stock. 67,858 shares of common stock are being offered pursuant to this prospectus.

(40)Joran Investments Holding S.A.’s, or Joran Investments’, beneficial ownership consists of direct ownership of 330,000 shares of common stock. 250,000 shares of common stock are being offered pursuant to this prospectus. Mr. Hugues Janssens van der Maelen serves as director of Joran Investments and disclaims beneficial ownership of the shares.

(41)M.R. Sminia Beheer B.V.’s, or Sminia Beheers’s, beneficial ownership consists of direct ownership of 15,800 shares of common stock. 14,000 shares of common stock are being offered pursuant to this prospectus.

(42)Ms. Spiegel’s beneficial ownership consists of direct ownership of 90,000 shares of common stock. 15,000 shares of common stock are being offered pursuant to this prospectus.

(43)Dr. Eccleston’s beneficial ownership includes (i) direct ownership of (a) 81,451 shares of common stock and (b) options to purchase 320,000 shares of common stock and (ii) indirect ownership of (a) 47,776 shares owned by Oncolytika Limited, or Oncolytika, and (b) 185,000 shares of common stock, issuable upon the exercise of options held by Oncolytika, in each case already reflected in the table above and footnote 50, over which Dr. Eccleston has voting and dispositive control and, therefore, beneficial ownership. 61,451 shares of common stock are being offered pursuant to this prospectus and, to avoid the appearance of double counting, excludes the 47,776 shares held by Oncolytika and 185,000 shares of common stock issuable upon the exercise of options held by Oncolytika (see also Note 50).

(44)Dr. Faulkes’ beneficial ownership includes (i) direct ownership of (a) 1,561,284 shares of common stock and (b) options to purchase 365,000 shares of common stock and (ii) indirect ownership of 356,000 shares of common stock held directly by DFET, for which Dr. Faulkes serves as the chairman, director and trustee of DFET and shares voting and dispositive control over such shares and, therefore, beneficial ownership. 1,344,101 shares of common stock are being offered pursuant to this prospectus and, to avoid the appearance of double counting, excludes the 356,000 shares of common stock held directly by DFET, and already reflected in the table above and footnote 64 (see also Note 64).

(45) MJF Pension Trustees Limited & Dr. Farshid Kolahi Zonoozi’s, or MJF Pension Trustees’, beneficial ownership consists of direct ownership of 73,158 shares of common stock. Michael J. Field is one of various individuals having authority to act for MJF Pension Trustees, each of whom together with Dr. Zonoozi have voting and dispositive control over the common stock beneficially owned by MJF Pension Trustees. 12,858 shares of common stock are being offered pursuant to this prospectus and, to avoid the appearance of double counting, excludes the 36,343 shares owned by Dr. Zonoozi and (b) the 23,573 shares owned by Cleopatra, in each case already reflected in the table above and footnotes 23 and 12, respectively. Dr. Zonoozi has voting and dispositive control over the shares beneficially owned by Cleopatra (see also Notes 12 and 23).

(46)National Securities Corporation’s, or National’s, beneficial ownership consists of warrants to purchase 4,000 shares of common stock. 4,000 shares of common stock issuable upon the exercise of warrants are being offered pursuant to this prospectus. Michael A. Mullen is Chairman and Chief Executive Officer of National and has voting and dispositive control over the shares, but disclaims beneficial ownership of the shares.

(47)Mr. Marar’s beneficial ownership consists of direct ownership of 225,000 shares of common stock. 140,000 shares of common stock are being offered pursuant to this prospectus.

(48)Next Generation TS FBO Alena YLM Powell IRA 1098, or Next Generation-Powell’s, beneficial ownership consists of direct ownership of 5,500 shares of common stock. 5,500 shares of common stock are being offered pursuant to this prospectus. Alena YLM Powell has voting and dispositive control over such shares and, therefore, beneficial ownership.

(49)Mrs. Nicholas’ beneficial ownership includes (i) direct ownership of 89,189 shares of common stock and (ii) indirect ownership of 50,000 shares of common stock held directly by Mrs. Nicholas’ spouse and already reflected in the table and footnote 8. 89,189 shares of common stock are being offered pursuant to this prospectus and, to avoid the appearance of double counting, excludes the 50,000 shares of common stock held directly by Mrs. Nicholas’ spouse (see also Note 8).

(50)Oncolytika’s beneficial ownership consists of direct ownership of (i) 47,776 shares of common stock and (ii) options to purchase 185,000 shares of common stock. 19,159 shares of common stock are being offered pursuant to this prospectus. Dr. Eccleston has voting and dispositive control over the shares of common stock beneficially owned by Oncolytika. To avoid the appearance of double counting, excludes the 81,451 shares of common stock held by Dr. Eccleston and 320,000 shares of common stock issuable upon the exercise of options held by Dr. Eccleston, in each case already reflected in the table above and footnote 43 (see also Note 43).

(51)PB Commodities Ptd Ltd.’s, or PB Commodities’, beneficial ownership consists of direct ownership of 5,715 shares of common stock. 5,715 shares of common stock are being offered pursuant to this prospectus. Andrew Michael Reynolds is a director of PB Commodities and holds voting and dispositive control over the shares. To avoid the appearance of double counting, excludes 60,000 shares of common stock owned by The Trustee for Varendorff Reynolds Superannuation, of which Mr. Reynolds serves as Trustee, which shares of common stock are already reflected in the table above and footnote 65 (see also Note 65).

(52)Mrs. Innes’ beneficial ownership includes (i) direct ownership of 17,144 shares of common stock, and (ii) indirect ownership of 17,144 shares of common stock held directly by Mrs. Innes’ spouse. 17,144 shares of common stock are being offered pursuant to this prospectus and, to avoid the appearance of double counting, excludes the 17,144 shares of common stock held directly by Mrs. Innes’ spouse and already reflected in the table above and footnote 16 (see also Note 16).

(53)Mr. Terrell’s beneficial ownership includes (i) direct ownership of 51,365 shares of common stock, and (ii) indirect ownership of 60,000 shares held jointly by Ralph Douglas Terrell and Eileen Terrell. 1,365 shares of common stock are being offered pursuant to this prospectus and, to avoid the appearance of double counting, excludes 60,000 shares of common stock held jointly by Ralph Douglas Terrell and Eileen Terrell, as already reflected in the table above and footnote 54 (see also Note 54).

(54)Mr. and Mrs. Terrell’s beneficial ownership includes (i) direct ownership of 60,000 shares of common stock which are jointly-held, and (ii) indirect ownership of 51,365 shares of common stock held by Mr. Terrell alone. 50,000 shares of common stock are being offered pursuant to this prospectus and, to avoid the appearance of double counting, excludes the 51,365 shares of common stock held directly by Mr. Terrell and is already reflected in the table above and footnote 53 (see also Note 53).

(55)Mr. Bookbinder’s beneficial ownership consists of warrants to purchase 1,500 shares of common stock, which warrants were assigned to Mr. Bookbinder by National. 1,500 shares of common stock issuable upon the exercise of warrants are being offered pursuant to this prospectus.

(56)Mr. Cooles’ beneficial ownership includes (i) direct ownership of 57,078 shares of common stock and (ii) indirect ownership of (a) 1,300 shares of common stock held for the benefit of Mr. Cooles’ spouse and (b) 22,090 shares of common stock held by Redlynch Investments Limited, or Redlynch. 57,078 shares of common stock are being offered pursuant to this prospectus. Mr. Cooles serves as director of Redlynch and disclaims beneficial ownership of the shares held by Redlynch.

(57)Ms. Lerner’s beneficial ownership consists of direct ownership of 90,000 shares of common stock. 15,000 shares of common stock are being offered pursuant to this prospectus.

(58)Mr. Brown’s beneficial ownership consists of direct ownership of 23,772 shares of common stock. 16,000 shares of common stock are being offered pursuant to this prospectus.

(59)Roytor & Co. FBO Account #08000154003, or Roytor’s, beneficial ownership consists of direct ownership of 36,715 shares of common stock. 31,715 shares of common stock are being offered pursuant to this prospectus. Mr. John Ivan White holds voting and dispositive control over the shares.

(60)Mr. Powell’s beneficial ownership includes (i) direct ownership of (a) 57,065 shares of common stock and (b) options to purchase 224,167 shares of common stock, and (ii) indirect ownership of (a) 4,800 shares held by Scott Powell ROTH IRA, as reflected in the table above and footnote 61 and (b) the 5,500 shares held by Next Generation-Powell, as reflected in the table above and footnote 48. 5,000 shares of common stock are being offered pursuant to this prospectus and, to avoid the appearance of double counting, excludes the 4,800 shares held by Scott Powell ROTH IRA, and 5,500 shares held by Next Generation-Powell (see also Notes 48 and 61).

(61)Scott Powell ROTH IRA’s beneficial ownership consists of direct ownership of 4,800 shares of common stock. Mr. Powell holds voting and dispositive control over the shares and, therefore, beneficial ownership. 4,800 shares of common stock are being offered pursuant to this prospectus. To avoid the appearance of double counting, excludes the 57,065 shares of common stock and options to purchase 224,167 shares of common stock held by Mr. Powell, and 5,500 shares held by Next Generation-Powell, in each case already reflected in the table above and footnotes 60 and 48 (see also Notes 48 and 60).

(62)Mr. Shames beneficial ownership consists of warrants to purchase 33,000 shares of common stock, which warrants were assigned to Mr. Shames by National. 33,000 shares of common stock issuable upon the exercise of warrants are being offered pursuant to this prospectus.

(63)Ms. Lefebvre’s beneficial ownership consists of direct ownership of 8,400 shares of common stock. 6,000 shares of common stock are being offered pursuant to this prospectus.

(64)The Dill Faulkes Educational Trust Limited’s, or DFET’s, beneficial ownership consists of direct ownership of 356,000 shares of common stock. 356,000 shares of common stock are being offered pursuant to this prospectus. Dr. Faulkes serves as the chairman, director and trustee of the DFET and Dr. Edward Futcher and Mr. Guy Archibald Innes each serve as a director and trustee of the DFET, and together have voting and dispositive control over the 356,000 shares of common stock.

(65)The Trustee for Varendorff Reynolds Superannuation’s beneficial ownership consists of direct ownership of 66,000 shares of common stock. 66,000 shares of common stock are being offered pursuant to this prospectus. As Trustee, Andrew Michael Reynolds holds voting and dispositive control over the shares. To avoid the appearance of double-counting, excludes 5,715 shares of common stock held by PB Commodities, over which Mr. Reynolds is also a director, which shares of common stock are already reflected in the table above and footnote 51 (see also Note 51).

(66)Mr. Bygott’s beneficial ownership consists of direct ownership of (i) 15,582 shares of common stock and (ii) options to purchase 235,000 shares of common stock. 5,000 shares of common stock are being offered pursuant to this prospectus.

(67)Mr. Rosenzweig’s beneficial ownership consists of warrants to purchase 1,500 shares of common stock, which warrants were assigned to Mr. Rosenzweig by National. 1,500 shares of common stock issuable upon the exercise of warrants are being offered pursuant to this prospectus.

(68)US Firangi Trust’s beneficial ownership consists of direct ownership of 46,294 shares of common stock. 38,794 shares of common stock are being offered pursuant to this prospectus. Mr. Rahul Harkawat holds voting and dispositive control over the shares.

(69)Ms. Liang’s beneficial ownership consists of direct ownership of 7,839 shares of common stock. 339 shares of common stock are being offered pursuant to this prospectus.

Warrants

Terrell Warrant

The Terrell Warrant entitles Jason Terrell to purchase 200,000 shares of our common stock, which was previously exercised as to 50,000 shares of common stock, and is exercisable upon vesting of such warrants, based on the achievement of certain vesting milestones. The vested warrants are exercisable from the date they become vested, or the Vesting Date, until three (3) years from the Vesting Date. The Terrell Warrant is exercisable at a price per share equal to $2.47, subject to certain adjustments.

National Warrant

The National Warrant is exercisable at any time on or after November 14, 2016 and entitles National Securities Corporation, or its assignees, to purchase an aggregate of 40,000 shares of our common stock until November 14, 2020, at a price per share equal to $4.53, subject to certain adjustments. The National Warrant was subsequently partially assigned as to 36,000 shares to three individuals.

PLAN OF DISTRIBUTION

The selling stockholders, including their transferees, pledgees, assignees, distributees, donees or other successors-in-interest, may from time to time offer some or all of the shares of common stock covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

The selling stockholders will not pay any of the costs, expenses and fees in connection with the registration of the shares covered by this prospectus, but they will pay any and all of their own legal fees, underwriting discounts, selling commissions and stock transfer taxes, if any, attributable to sales of the shares. We will not receive any proceeds from the sale of shares of our common stock covered by this prospectus. However, upon exercise of the warrants, we will receive proceeds from the exercise of such warrants.

The selling stockholders may sell the shares of common stock covered by this prospectus from time to time, and may also decide not to sell all or any of the shares of common stock that they are allowed to sell under this prospectus. The selling stockholders will act independently of us in making decisions regarding the timing, manner and size of each sale. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. Sales may be made by the selling stockholders in one or more types of transactions, which may include:

•purchases by underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares of common stock for whom they may act as agent;

•one or more block transactions, including transactions in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•ordinary brokerage transactions or transactions in which a broker solicits purchases;

•purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;

•the pledge of shares of common stock for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of shares of common stock;

•short sales or transactions to cover short sales relating to the shares of common stock;

•one or more exchanges or over-the-counter market transactions;

•through distribution by a selling stockholder or its successors-in-interest to its members, general or limited partners or stockholders (or their respective members, general or limited partners or stockholders);

•privately negotiated transactions;

•the writing of options, whether the options are listed on an options exchange or otherwise;

•distributions to creditors and equity holders of a selling stockholder; and

•any combination of the foregoing, or any other available means allowable under applicable law.

The selling stockholders may also resell all or a portion of their common stock in open market transactions in reliance upon Rule 144 under the Securities Act provided they meet the criteria and conform to the requirements of Rule 144.

The selling stockholders may enter into sale, forward sale and derivative transactions with third parties, or may sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those sale, forward sale or derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions and by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in the common stock. The third parties also may use shares received under those sale, forward sale or derivative arrangements or shares pledged by the selling stockholders or borrowed from the selling stockholders or others to settle such third-party sales or to close out any related open borrowings of common stock. The third parties may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

In addition, the selling stockholders may engage in hedging transactions with broker-dealers in connection with distributions of common stock or otherwise. In those transactions, broker-dealers may engage in short sales of securities in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell securities short and redeliver securities to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers which require the delivery of securities to the broker-dealer. The broker-dealer may then resell or otherwise transfer such securities pursuant to this prospectus. The selling stockholders also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the common stock so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those shares of common stock to investors in our securities or the selling stockholders’ securities or in connection with the offering of other securities not covered by this prospectus.

To the extent necessary, we may amend or supplement this prospectus from time to time to describe a specific plan of distribution. We will file a supplement to this prospectus, if required, upon being notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, offering or a purchase by a broker or dealer. The applicable prospectus supplement will set forth the specific terms of the offering of securities, including:

•the number of shares of common stock offered;

•the price of such common stock;

•the proceeds to the applicable selling stockholder from the sale of such common stock;

•the names of the underwriters or agents, if any;

•any underwriting discounts, agency fees or other compensation to underwriters or agents; and

•any discounts or concessions allowed or paid to dealers.

The selling stockholders may, or may authorize underwriters, dealers and agents to, solicit offers from specified institutions to purchase common stock from the selling stockholders at the public offering price listed in the applicable prospectus supplement. These sales may be made under “delayed delivery contracts” or other purchase contracts that provide for payment and delivery on a specified future date. Any contracts like this will be described in and be subject to the conditions listed in the applicable prospectus supplement.

Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholders. Broker-dealers or agents may also receive compensation from the purchasers of common stock for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving securities. In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in the resales.

In connection with sales of common stock covered hereby, the selling stockholders and any underwriter, broker-dealer or agent and any other participating broker-dealer that executes sales for the selling stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act. Accordingly, any profits realized by the selling stockholders and any compensation earned by such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act. Because the selling stockholders may be deemed to be “underwriters” under the Securities Act, the selling stockholders must deliver this prospectus and any prospectus supplement in the manner required by the Securities Act. This prospectus delivery requirement may be satisfied in accordance with Rule 153 under the Securities Act.

We or the selling stockholders may agree to indemnify each other, any underwriters, broker-dealers and agents against or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, broker-dealers and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates or the selling stockholders or their affiliates in the ordinary course of business.

The selling stockholders will be subject to the applicable provisions of Regulation M of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the common stock by the selling stockholders. Regulation M may also restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the common stock. These restrictions may affect the marketability of such common stock.

In order to comply with applicable securities laws of some states, the common stock may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements is available. In addition, any common stock of a selling stockholder covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this prospectus.

In connection with an offering of common stock under this prospectus, underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the common stock offered under this prospectus. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on the NYSE American market or another securities exchange or automated quotation system, or in the over-the-counter market or otherwise.

LEGAL MATTERS

Certain legal matters, including the validity of the issuance of the securities offered by this prospectus, will be passed on by Stradling Yocca Carlson & Rauth, P.C., Newport Beach, California.

EXPERTS

The consolidated financial statements of VolitionRx Limited as of December 31, 2018 and 2017 and for each of the years in the two-year period ended December 31, 2018 have been incorporated by reference herein and in the registration statement in reliance upon the reports of Sadler, Gibb & Associates, LLC, our independent registered public accountant, given upon the authority of said firm as experts in accounting and auditing. The report of Sadler, Gibb & Associates, LLC dated March 13, 2019 notes that our net losses since inception and accumulation of a significant deficit raise substantial doubt that we will be able to continue as a going concern without further financing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference into this prospectus is considered part of this prospectus.

Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically modifies and supersedes previously filed information, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. For more information, see “About this Prospectus.”

We incorporate by reference, as of their respective dates of filing, the documents listed below that we have filed with the SEC and any additional documents that we may file in the future with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any documents filed after the date on which the registration statement of which this prospectus is a part is initially filed until the offering of the security covered by this prospectus has been completed, other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules:

•our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the SEC on March 13, 2019;

•our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 29, 2019 (to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018);

•our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2019, June 30, 2019, and September 30, 2019, as filed with the SEC on May 8, 2019, August 12, 2019 and November 12, 2019, respectively;

•our Current Reports on Form 8-K as filed with the SEC on each of February 8, 2019, June 18, 2019, July 24, 2019, and October 9, 2019; and

•the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on February 3, 2015, including any amendment or report filed for the purpose of updating such description.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into this prospectus. To request such materials, please contact Mr. Rodney Rootsaert, our Corporate Secretary at c/o Corporate Secretary, VolitionRx Limited, 13215 Bee Cave Parkway, Suite 125, Galleria Oaks B, Austin, Texas 78738, by telephone at +1 (646) 650-1351 or by email at notice@volition.com. These documents are also available free of charge through the investors section on our website at www.volition.com as soon as practicable after such materials have been electronically filed with, or furnished to, the SEC. Except as otherwise specifically incorporated by reference in this prospectus, information contained in, or accessible through, our website is not a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC relating to the securities offered by this prospectus. As permitted by the SEC rules and regulations, this prospectus and any accompanying prospectus supplement that we may file, which form a part of the registration statement, do not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with respect to us and the common stock offered hereby, reference is made to such registration statement, exhibits and schedules.

We are subject to the information and periodic reporting requirements of the Exchange Act, and in accordance therewith file periodic reports, current reports, proxy statements and other information electronically with the SEC. Such periodic reports, current reports, proxy statements, other information and a copy of the registration statement on Form S-3 are available through the SEC’s website at www.sec.gov.

9,810,310 Shares of Common Stock

PROSPECTUS

February 14, 2020